EHIBIT 10.1

ASSET PURCHASE AGREEMENT

DATED AS OF

NOVEMBER 3, 2004

BY AND BETWEEN

BPT IP LLC

AND

HARDINGE, INC.

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EXHIBITS:

Exhibit A	Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Assignment of Patent
Exhibit C	Assignment of Trademarks

DISCLOSURE SCHEDULES:

Schedule 1.1	Knowledge of Sellers
Schedule 2.2(a)(i)	Purchased Patents
Schedule 2.2(a)(ii)	Purchased Trademarks
Schedule 2.2(a)(iii)	Purchased Copyrights
Schedule 2.2(b)	Purchased Contracts
Schedule 2.3	Excluded Assets
Schedule 4.3	Noncontravention; Consents
Schedule 4.5	Intellectual Property
Schedule 4.6	Litigation
Schedule 4.7	Legal Compliance
Schedule 4.9	Broker’s Fees

iii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of November 3, 2004 is made by and between BPT IP LLC, a Delaware limited liability company (the “Seller”), and HARDINGE, INC., a New York corporation (the “Buyer”).

WHEREAS, the Seller owns and holds certain Contracts and intellectual property assets for the use of certain of its Affiliates.

WHEREAS, Hardinge Machine Tools Limited (“HTML”), an English company and Affiliate of the Buyer, is simultaneously entering into an Asset Sale Agreement (the “British Asset Sale Agreement”) with Bridgeport Machines Limited (“BML”), an English company and Affiliate of the Seller and its administrative receivers, to purchase certain assets from BML for a purchase price of US$4,464,778 (the “British Transaction”).

WHEREAS, this Agreement contemplates a transaction in which the Buyer will acquire certain Contracts and Intellectual Property assets of the Seller on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliates” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means the Bill of Sale and Assignment and Assumption Agreement, the Assignment of Patent, the Assignment of Trademarks and each certificate and other document to be delivered pursuant to Article VII.

“Assignment of Patents” has the meaning set forth in Section 7.1(b).

“Assignment of Trademarks” has the meaning set forth in Section 7.1(c).

“Basket Amount” has the meaning set forth in Section 9.2(b).

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 7.1(a).

“BML” has the meaning set forth in the Preamble.

“British Asset Sale Agreement” has the meaning set forth in the Preamble.

“British Transaction” has the meaning set forth in the Preamble.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Claims” has the meaning set forth in Section 9.2(a).

“Buyer Indemnified Party” has the meaning set forth in Section 9.2(a).

“Buyer Material Adverse Effect” has the meaning set forth in Section 5.1.

“Ceiling Amount” has the meaning set forth in Section 9.2(b).

“Claims” has the meaning set forth in Section 9.3(a).

“Closing Date” has the meaning set forth in Section 3.1.

“Closing” has the meaning set forth in Section 3.1.

“Contract” means an agreement, commitment or other binding obligation to which the Seller is a party in connection with the Purchased Assets.

“Disclosure Schedules” means all of the disclosure schedules accompanying this Agreement.

“Excluded Assets” has the meaning set forth in Section 2.3.

“Excluded Liabilities” has the meaning set forth in Section 2.5.

“Excluded Names” means BPT IP, LLC, and any derivations thereof.

“Governmental Entity” means the United States, any state or other political subdivision thereof and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or instrumentality of the United States or any foreign entity, any state of the United States, or any political subdivision of any of the foregoing.

“Indemnified Party” has the meaning set forth in Section 9.4(a).

“Indemnifying Party” has the meaning set forth in Section 9.4(a).

“Intellectual Property” has the meaning set forth in Section 2.2(a).

“Law” means any applicable federal, state, local or foreign law, statute, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

“Lien” means any lien, pledge, security interest, charge, claim or other encumbrance.

“Losses” means any losses, damages, penalties, fines, costs and expenses (including reasonable and documented attorneys’ and accountants’ fees and disbursements).

“Material Adverse Effect” means a material adverse effect on the value of the Purchased Assets taken as a whole (and for these purposes a series of related effects shall be considered as one “effect”) ; provided, however, that “Material Adverse Effect” shall not include any of the following: (a) changes in securities markets or general economic, regulatory or political conditions in the United States not uniquely related to the Seller (including terrorism or the escalation of any war whether declared or undeclared or other hostilities), (b) changes or effects arising out of, or attributable to, the announcement of the execution of this Agreement, the consummation of the transactions contemplated hereby or the identity of the Buyer or (c) effects due to changes in any Laws affecting the Purchased Assets.

“Parties” means the Seller and the Buyer together, and “Party” means the Seller or the Buyer individually, as the case may be.

“Permits” means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, issued by any Governmental Entity.

“Permitted Encumbrances” means any (a) mechanics’, materialmens’ and similar Liens with respect to amounts not yet due and payable, (b) Liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, and (c) such other encumbrances or imperfections in or failure of title which would not reasonably be expected to have a Material Adverse Effect.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

“Purchase Price” has the meaning set forth in Section 3.2.

“Purchased Assets” has the meaning set forth in Section 2.2.

“Schedule” means a schedule to this Agreement that is contained in the Disclosure Schedules and incorporated herein pursuant to Section 12.12.

“Seller” has the meaning set forth in the Preamble.

“Seller Claims” has the meaning set forth in Section 9.3(a).

“Seller Indemnified Parties” has the meaning set forth in Section 9.3(a).

“Seller’s Knowledge” means the actual knowledge of the individuals listed on Schedule 1.1.

“Tax” or “Taxes” means a tax or taxes of any kind or nature, however denominated.

“Third Party Claim” has the meaning set forth in Section 9.4(a).

Section 1.2            Construction.

(a)           For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa, the masculine gender will include the feminine and neuter genders, the feminine gender will include the masculine and neuter genders, and the neuter gender will include masculine and feminine genders.

(b)           As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(c)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections and Exhibits to this Agreement.

(d)           As used in this Agreement, the terms “hereof,” “hereunder,” “herein” and words of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)           Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the parties.  Consequently, this Agreement will be interpreted without reference to any rule or precept of law that states that any ambiguity in a document be construed against the drafter.

ARTICLE II
PURCHASE AND SALE OF ASSETS AND ASSUMPTION
OF LIABILITIES

Section 2.1            Purchase of Assets and Assumption of Liabilities.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer will purchase from the Seller, and the Seller will sell, transfer, assign, convey and deliver to the Buyer, the Purchased Assets.

Section 2.2            Purchased Assets.  The “Purchased Assets” are all of the right, title and interest, as the same may exist on the Closing Date, that the Seller possesses and has the right to transfer in and to the following:

(a)           intellectual and proprietary property of the Seller which is owned, used or held for use (other than the Excluded Assets), by the Seller as it exists in any jurisdiction (the “Intellectual Property”), including, without limitation, the following:

(i)            United States and foreign patents, patent applications and other patent rights (including, without limitation, any divisions, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or re-filled), and improvements thereto, including the patents and patent applications set forth on Schedule 2.2(a)(i);

(ii)           United States, state and foreign trademarks, service marks, trade dress, trade names, brand names, Internet domain names, websites or web pages, designs, logos, and corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications or registration thereof, including the trademarks and trademark registrations set forth on Schedule 2.2(a)(ii);

(iii)          United States and foreign copyrights, whether registered or unregistered, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, including the copyrights and copyright registrations set forth on Schedule 2.2(a)(iii);

(iv)          computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, related source codes, object code, and any other code in human readable form, and all documentation related thereto;

(v)           trade secrets, including, without limitation, all confidential designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, technology, engineering data and drawings, ideas, concepts, know-how, processes, proprietary data, formulae, algorithms, customer lists, mailing lists, business plans, mask words, inventions and discoveries, industrial designs and other proprietary information, whether or not patentable or subject to copyright, mask work, or other similar protection;

(vi)          all licenses, sublicenses, and other agreements or permissions related to the property described in Clause (i) through Clause (v);

(vii)         The rights to sue for, and remedies against, past, present, and future misappropriations and infringements thereof, and the rights of priority and protection of interests therein under applicable laws and all documentation that embodies or relates to the property described in Clause (i) through Clause (v);

(b)           those Contracts specifically set forth on Schedule 2.2(b); and

(c)           All other assets of Seller, tangible or intangible, except as specifically set forth on Schedule 2.3.

Section 2.3            Excluded Assets.  The Purchased Assets will include all assets of Seller other than those described in Schedule 2.3.  The Seller or one of its Affiliates will retain all of its right, title and interest in and to, and will not sell, transfer, assign, convey or deliver to the Buyer, and the Purchased Assets will not include, the “Technical Information”, as that term is defined in the alliance agreement by and between Seller and Buyer and dated as of the date hereof.

Section 2.4            Excluded Liabilities.  The Buyer will not assume or become responsible for, and will not be deemed to have assumed or to have become responsible for, any liability or obligation arising out of or related to (a) any Excluded Asset or (b) the ownership, use or operation of the Assets prior to the Closing Date (together, the “Excluded Liabilities”).   The

Buyer acknowledges and agrees that theBuyer shall assume and is responsible for any liability or obligation arising out of or related to the ownership, use or operation of the Assets after the Closing Date.

ARTICLE III
PURCHASE PRICE AND CLOSING

Section 3.1            Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur concurrent with the execution of this Agreement, unless another date is agreed upon in writing by the Parties hereto or on such other date as the Parties may agree.  The date on which the Closing actually occurs shall be referred to as the “Closing Date”.

Section 3.2            Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer will pay and deliver to the Seller $6,500,000 (the “Purchase Price”), in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants as of the date hereof to the Buyer as follows:

Section 4.1            Organization.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to so qualify or be so licensed would not reasonably be expected to result in a Material Adverse Effect.  The Seller has all requisite corporate power and authority to own, hold or otherwise possess, as the case may be, the Purchased Assets.

Section 4.2            Authorization of Transaction.  The Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Ancillary Documents to which it is a party.  This Agreement constitutes, and each of the Ancillary Documents when executed and delivered by the Seller will constitute a valid and legally binding obligation of the Seller (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

Section 4.3            Noncontravention; Consents.

(a)           Except (i) for filings to be made with the United States Patent, Trademark and Copyright offices (or their respective foreign equivalents, if necessary) in connection with the registration and/or transfer of Intellectual Property or (ii) as set forth on Schedule 4.3, the execution and delivery by the Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not: (i) to the Seller’s Knowledge, violate any material applicable Law to which the Purchased Assets are subject; (ii) conflict with or result in a breach of any provision of the certificate of formation or operating agreement of the Seller; (iii) create a breach, default, termination, cancellation or acceleration of any obligation of the Seller pursuant to any Contracts, which would reasonably be expected to have a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien, other than a Permitted Encumbrance, upon the Purchased Assets.

(b)           Except as set forth on Schedule 4.3, no notices, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities or third parties are required for the consummation by the Seller of the transactions contemplated hereby or by the Ancillary Documents, other than such of the foregoing that, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect upon the Seller’s ability to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Agreements.

Section 4.4            Permits.  The Seller has obtained or applied for, and is in compliance with, all Permits that are required by any Governmental Entity to own, hold or otherwise possess the Purchased Assets, except for such failures to hold or comply with such Permits that would not reasonably be expected to have a Material Adverse Effect.

Section 4.5            Intellectual Property.

(a)           Except as set forth on Schedule 4.5(a), the Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all of the Intellectual Property.

(b)           Except as set forth on Schedule 4.5(b), to the Seller’s Knowledge, the Purchased Assets do not infringe upon or otherwise misappropriate in any material respect any intellectual property rights of third parties, and the Seller has not received, within the past 24 months, any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any such claim that the Seller must license or refrain from using any intellectual property rights of any third party).  Except as set forth on Schedule 4.5(b), to the Seller’s Knowledge, no third party is currently infringing upon any of the Purchased Assets.

(c)           The Seller has not transferred ownership of, or granted any license of or exercise right to use or authorized the retention of any exclusive rights to use or joint ownership of, any Purchased Asset, to any other Person, except as set forth on Schedule 4.5(c).

(d)           With respect to each item of Intellectual Property, except as set forth in Schedule 4.5(a): (i) to the Seller’s Knowledge, the Seller has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of such item, and to the Seller’s Knowledge, there is no basis for any such action, (ii) to the Seller’s Knowledge, such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, and (iii) the Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

Section 4.6            Litigation.  Except as set forth on Schedule 4.6, there are no legal, administrative, arbitration or other formal proceedings or governmental investigations pending or, to the Seller’s Knowledge, threatened, (a) against the Seller relating to the Purchased Assets or (b) that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Seller in connection with this Agreement or any of the Ancillary Documents.

Section 4.7            Legal Compliance.  Except as set forth on Schedule 4.7, since January 1, 2003, (a) the Seller, in connection with the Purchased Assets, has, to the Seller’s Knowledge, complied in all material respects with all applicable Laws and (b) no action, proceeding, investigation, complaint, demand or notice has been filed or commenced or, to the Seller’s Knowledge, threatened, against the Seller alleging any failure to so comply.

Section 4.8            Contracts.  To the Seller’s Knowledge, each Contract included in the Purchased Assets is a valid, binding and enforceable obligation of the Seller and the other party or parties thereto and is in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.  Neither the Seller nor, to the Seller’s Knowledge, any other party to a Contract included in the Purchased Assets is in breach of any material term of such Contract.

Section 4.9            Brokers’ Fees.  Except as set forth on Schedule 4.9, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.10         No Operations.  Since the formation of the Seller, the Seller has operated only as a holding company for the Purchased Assets and has never operated as a going concern.

Section 4.11         Title. Except as set forth in Schedule 4.5(a), Seller has good title to all the Purchased Assets.  The Purchased Assets are free and clear of all liens, security interests, mortgages, deeds of trust, pledges, conditional sales contracts, charges, leases, claims, administrative orders or decrees or encumbrances, except for Permitted Encumbrances and except as disclosed in Schedule 4.11.   All of the Purchased Assets are in the possession of Seller.

Section 4.12         LIMITATION ON WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE PURCHASED ASSETS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE.  ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as follows:

Section 5.1            Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of New York.  The Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to so qualify or be so licensed would not reasonably be expected to adversely affect the Buyer’s ability to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which it is a party (a “Buyer Material Adverse Effect”).

Section 5.2            Authorization of Transaction.  The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder.  This Agreement constitutes, and each of the Ancillary Documents executed and delivered by the Buyer constitutes, a valid and legally binding obligation of the Buyer (assuming that this Agreement and such Ancillary Documents will constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

Section 5.3            Noncontravention; Consents.

(a)           The execution and delivery by the Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated hereby or thereby, do not: (i) violate any Law to which the Buyer is subject, which would reasonably be expected to have a Buyer Material Adverse Effect (ii) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of the Buyer, or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any contract, agreement or binding commitment to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound or subject, which would reasonably be expected to have a Buyer Material Adverse Effect.

(b)           Except for filings to be made with the United States Patent, Trademark and Copyright offices (or their respective foreign equivalents, if necessary) in connection with the registration and/or transfer of Intellectual Property, no notices, licenses, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities or third parties are required for the consummation by the Buyer of the transactions contemplated hereby or by the Ancillary Documents, other than such of the foregoing that, if not obtained or made, would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 5.4            Litigation.  There are no legal, administrative, arbitration or other formal proceedings or governmental investigations pending or, to the Buyer’s knowledge, threatened,

that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Buyer in connection with this Agreement or any of the Ancillary Documents, other than such of the foregoing that would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 5.5            Availability of Funds.  The Buyer has funds available to it sufficient to pay to the Seller the Purchase Price and to perform all of the Buyer’s obligations pursuant to, and to consummate the transactions contemplated by, this Agreement and each of the Ancillary Documents to which it is a party.

Section 5.6            Brokers’ Fees.  The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 5.7            LIMITATION ON THE SELLER’S WARRANTIES.  THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN ARTICLE IV, THE SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE PURCHASED ASSETS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

ARTICLE VI
COVENANTS

The Buyer and the Seller agree to the following with respect to the period following the Closing:

Section 6.1            General.  In case at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless otherwise specified herein).

Section 6.2            Post-Closing Consents.  The Seller and the Buyer each will use commercially reasonable efforts after the Closing Date to obtain all consents, approvals or authorizations of any third parties that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement.

Section 6.3            Litigation Support.  In the event and for so long as either Party is actively contesting or defending against any third party charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Purchased Assets, the other Party will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless such contesting or defending Party is entitled to indemnification therefor under Article IX in which case, the costs and expense will be borne by the Parties as set forth in Article IX).

Section 6.4            Use of Excluded Names.  Except as otherwise expressly provided in this Section 6.4, no interest in or right to use the Excluded Names is being assigned, transferred or otherwise conveyed to the Buyer pursuant to this Agreement.  Neither the Buyer nor any of its Affiliates will use any Excluded Name, trademark, service mark, brand name, certification mark, trade name, corporate name, domain name or other indication of source or origin that is likely to cause confusion with any of the Excluded Names or be associated with the Seller or any of its Affiliates after the Closing Date, except as expressly permitted pursuant to this Section 6.4.  The Parties acknowledge and agree that, pursuant to Section 2.2(a)(ii), the Seller’s interest in the website www.bpt.com shall transfer to the Buyer and that the Buyer’s use thereof following Closing shall not constitute a breach of the Buyer’s obligations under this Section 6.4.

ARTICLE VII
CLOSING DELIVERIES

Section 7.1            Closing Deliveries of the Seller.  At the Closing, the Seller will deliver the following:

(a)           a duly executed counterpart of the bill of sale and assignment and assumption agreement in substantially the form attached hereto as Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”);

(b)           a duly executed counterpart of the assignment of patents in substantially the form attached hereto as Exhibit B (the “Assignment of Patent”);

(c)           a duly executed counterpart of the assignment of trademarks in substantially the form attached hereto as Exhibit C (the “Assignment of Trademarks”);

(d)           such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request to vest in the Buyer all of the Seller’s right, title and interest in and to the Purchased Assets;

(e)           duly executed counterparts of all certificates, instruments and other documents necessary to consummate the British Transaction; and

(f)            Counsel for Seller shall deliver to Buyer a favorable opinion, dated as of the Closing Date and in form and substance reasonably satisfactory (including customary assumptions and qualifications) to Buyer with respect to the matters set forth in sections 4.1, 4.2 and 4.3(a):

Section 7.2            Closing Deliveries of the Buyer.  At the Closing, the Buyer will deliver the following:

(a)           the Purchase Price in cash by wire transfer of immediately available funds to the account or accounts designated by the Seller;

(b)           a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement and such other instruments of assumption as the Seller and its counsel may reasonably request;

(c)           a duly executed counterpart of the Assignment of Patent;

(d)           a duly executed counterpart of the Assignment of Trademarks; and

(e)           duly executed counterparts of all certificates, instruments and other documents necessary to consummate the British Transaction.

Section 7.3            Conditions to Buyer’s Performance

Buyer’s obligations to purchase and pay the purchase price for the Purchased Assets are subject to the following express conditions:

(a)           The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date.

(b)           All of the covenants of Seller set forth herein and which were to be performed at or prior to the Closing Date shall have been duly performed.

(c)           There shall not have been instituted or threatened, on or before the Closing Date, any action or proceeding before any court or governmental agency or body, or by a public authority, with respect to the acquisition of the Purchased Assets as contemplated hereby.

(d)           All agreements between Buyer and another party hereto shall have been fully executed and delivered.  Seller shall have executed and delivered the General Assignment and Bill of Sale and other instruments provided for herein, and such other documents, reasonably satisfactory to Buyer’s counsel, as shall be necessary or appropriate to the transfer of the Purchased Assets to Buyer.

(e)           Seller shall have obtained all required consents or approvals in writing of all parties whose consent or approval is necessary for the transfer of the Purchased Assets.

(f)            Counsel for Seller shall have delivered to Buyer an opinion of counsel as set forth in Paragraph 7.1(f).

ARTICLE VIII
LICENCE BACK OF INTELLECTUAL PROPERTY

The Buyer hereby grants to the Sellers (on behalf of itself and no trust for BML and the Seller’s other Affiliates), effective upon Closing and expiring on the date upon which the licence back of intellectual property rights set forth in section 14 of the British Asset Sale Agreement expires, a non-exclusive, royalty-free, worldwide right and licence to use the Intellectual Property for the purposes of the Seller, BML and the Seller’s other Affiliates marketing and selling any Excluded Assets (as that term is defined in the British Asset Sale Agreement), manufacturing products, fulfilling customer orders placed prior to Closing or selling products to other customers as a result of the cancellation of any such orders.

Section 8.2

The Seller’s rights under the licences contained in subsection 8.2 are personal and may not be sublicensed, assigned, or otherwise transferred, except with the consent of the Purchaser and except in the case of any sublicense, assignment of other transfer of such rights to BML.

ARTICLE IX
REMEDIES

Section 9.1            Survival.  The representations and warranties of the Parties contained in this Agreement and in the Ancillary Documents will survive until the one-year anniversary of the Closing Date.  The covenants or agreements of the Parties contained in this Agreement and the Ancillary Documents will survive the Closing indefinitely, except that those covenants and agreements which by their terms are to be performed or observed for shorter periods will survive until the expiration of such shorter period.  Notwithstanding anything to the contrary, no claim may be made with respect to any representations or warranties under this Agreement or any Ancillary Document after the expiration of the applicable survival period set forth in this Section 9.1.

Section 9.2            Indemnification by the Seller.

(a)           Subject to the terms and conditions of this Article IX, the Seller agrees to reimburse, indemnify and hold harmless the Buyer, its directors, officers, employees, agents, representatives and its present and future Affiliates (each, a “Buyer Indemnified Party”) from, against and in respect of any and all Losses incurred by a Buyer Indemnified Party resulting from, or that exist or arise due to, any of the following (collectively, “Buyer Claims”):

(i)            prior to their expiration in accordance with Section 9.1, any inaccuracy of any representation or the breach of any warranty made by the Seller in this Agreement or contained in any Ancillary Document;

(ii)           the nonfulfillment of any covenant or agreement of the Seller pursuant to this Agreement or any Ancillary Document (other than the retention of the Excluded Liabilities by the Seller as set forth in Section 9.2(a)(iii) below); and

(iii)          any of the Excluded Liabilities.

(b)           Notwithstanding Section 9.2(a), the obligations of the Seller pursuant to Section 9.2(a)(i) and 9.2(a)(ii) will: (i) not apply to any Buyer Claims until, and then only to the extent that, the aggregate amount of all Losses incurred by all Buyer Indemnified Parties exceeds 2% of the Purchase Price (the “Basket Amount”); and (ii) be limited to, and will not exceed, the aggregate amount of 30% of the Purchase Price (the “Ceiling Amount”).

Section 9.3            Indemnification by the Buyer.

(a)           Subject to the terms and conditions of this Article VIII, the Buyer agrees to reimburse, indemnify and hold harmless the Seller, its directors, officers, employees, agents, representatives and its present and future Affiliates (collectively, the “Seller Indemnified Parties”) from, against and in respect of any and all Losses incurred by a Seller Indemnified Party resulting from, or that exist or arise due to, any of the following (collectively “Seller Claims,” and together with Buyer Claims, the “Claims”):

(i)            prior to their expiration in accordance with Section 9.1, any inaccuracy of any representation or the breach of any warranty made by the Buyer in this Agreement or in any Ancillary Document; and

(ii)           the nonfulfillment of any covenant or agreement of the Buyer pursuant to this Agreement or any Ancillary Document.

(b)           Notwithstanding Section 9.3(a), the obligations of the Buyer pursuant to Section 9.3(a)(i) and 9.3(a)(ii) will: (i) not apply to any Seller Claims until, and then only to the extent that, the aggregate amount of all Losses incurred by all Seller Indemnified Parties exceeds the Basket Amount; and (ii) be limited to, and will not exceed, the Ceiling Amount.

Section 9.4            Procedures for Indemnification.

(a)           No party hereto will be liable for any Claim for indemnification under this Article IX unless written notice of a Claim for indemnification is delivered by the party seeking indemnification (the “Indemnified Party”) to the Party from whom indemnification is sought (the “Indemnifying Party”) prior to the expiration of the applicable survival period, if any, set forth in Section 9.1.  If any third party notifies the Indemnified Party with respect to any matter which may give rise to a Claim for indemnification (a “Third Party Claim”) against the Indemnifying Party under this Article IX, then the Indemnified Party will notify the Indemnifying Party promptly thereof in writing and in any event within 15 days after receiving notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is prejudiced thereby.  All notices given pursuant to this Section 9.4 will describe with reasonable specificity the Third Party Claim and the basis of the Indemnified Party’s Claim for indemnification.  Once the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party will be entitled to participate therein and, to the extent desired, to assume the defense thereof with counsel of its choice, provided, however, the Indemnified Party may participate (but not control) such defense and after notice of its election to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Third Party Claim, other than reasonable costs of investigation, unless the Indemnifying Party does not actually assume the defense thereof following notice of such election.  If the Indemnifying Party does not assume the defense of such Third Party Claim, the Indemnified Party will have the right to undertake the defense of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the limitations on the Indemnifying Party’s obligations to indemnify otherwise set forth in this Article IX and to the right of the Indemnifying Party to assume the defense of or opposition to such Third Party Claim at any time prior to settlement, compromise or final determination thereof).

(b)           Neither the Indemnified Party nor the Indemnifying Party will consent to the entry or any judgment or enter into any settlement of any Third Party Claim that might give rise to liability of the other Party under this Article IX without such Party’s consent, which will not be unreasonably withheld or delayed.  If the Indemnifying Party elects to settle any such Third Party Claim, and the Indemnified Party refuses to consent to such compromise or settlement, then the liability of the Indemnifying Party to the Indemnified Party will be limited to the amount offered by the Indemnifying Party in compromise or settlement.

Section 9.5            Certain Limitations.

(a)           AN INDEMNIFYING PARTY WILL NOT BE LIABLE UNDER THIS ARTICLE IX IN RESPECT OF A CLAIM FOR INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING CONSEQUENTIAL DAMAGES RESULTING FROM BUSINESS INTERRUPTION OR LOST PROFITS.

(b)           The obligations of the Indemnifying Party to provide indemnification under this Article IX will be terminated, modified or abated as appropriate to the extent that the underlying Claim (i) would not have arisen but for a voluntary act that is carried out at the express written request of, or with the express written approval, concurrence of or with the knowing assistance of the Indemnified Party, (ii) is based, in whole or in part, on the negligence, bad faith or willful misconduct of the Indemnified Party, or (iii) relates to the inaccuracy or breach of a representation, warranty, covenant or agreement set forth in this Agreement of which the Indemnified Party had knowledge prior to the Closing.  For purposes of this Section 9.5, “voluntary” will mean an act other than any act which is required to be taken by Law or which, if taken, would constitute prudent business practice.

Section 9.6            Certain Benefits.  The amount of any indemnification payable under this Article IX will be net of (a) any Tax benefits that the Indemnified Party receives or is entitled to by reason of the Claim giving rise to the indemnification payment and (b) the receipt of any insurance proceeds paid or payable to the Indemnified Party under any policies of insurance covering the Loss giving rise to the Claim.  The Indemnified Party will use commercially reasonable efforts to collect any such insurance and will account to the Indemnifying Party therefor.  If, at any time subsequent to the Indemnified Party receiving an indemnity payment for a Claim under this Article IX, the Indemnified Party receives payment in respect of the Loss underlying such Claim through recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against another Person, the amount of such payment, less any costs, expenses or premiums incurred directly in connection therewith, will promptly be repaid by the Indemnified Party to the Indemnifying Party.

Section 9.7            Treatment of Indemnity Payments.  All indemnification payments made pursuant to this Agreement will be treated by the Parties as adjustments to the Purchase Price.

Section 9.8            Exclusive Remedy.  Other than as set forth in Section 9.9, the remedies provided in this Article IX will be the sole and exclusive remedies of the Parties for all disputes arising out of or relating to this Agreement or any Ancillary Document, and will supersede and replace all other rights and remedies that any of the Parties may have under any Law.

Section 9.9            Mitigation.  Each Party agrees to use commercially reasonable efforts to mitigate any Loss which forms the basis of a Claim hereunder.

ARTICLE X
MISCELLANEOUS

Section 10.1         Notices.  Any notice, request, instruction or other document to be given hereunder will be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; at the time received if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine if sent by facsimile.

If to the Seller:	BPT IP LLC C/o American Capital Strategies, Inc. 2 Bethesda Metro Center 14th Floor Bethesda, MD 20814, USA Attention: Facsimile No.:

If to the Buyer:	HARDINGE, INC. 1 Hardinge Drive, Elmira, NY, 14902-1507, USA Attention: Facsimile No.:

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

Section 10.2         Expenses; No Offset.  Except as expressly provided in this Agreement, each of the Buyer and the Seller, and their respective Affiliates, will bear its own costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.  Neither Party may make any offset against amounts due to the other Party pursuant to this Agreement, the Ancillary Documents or otherwise.  Without limiting the foregoing, any fees or expenses necessary to transfer any Intellectual Property or any Contract after the Closing Date shall be the sole responsibility of the Buyer.

Section 10.3         Disclosure Schedules.  The representations and warranties of the Seller set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedules.  The Seller will not be or be deemed to be in breach of any such representations and warranties (and no claim will lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Schedules.  Where only brief particulars of a matter are set out or referred to in the Disclosure Schedules, or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed where such brief particulars are reasonably sufficient to place Purchase on notice.  Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the Seller or the Purchased Assets, taken as a whole.  The specific disclosures set forth in the Disclosure Schedules have been organized to correspond to section references in this Agreement to which the disclosure may be most likely to relate, together with appropriate cross references when disclosure is applicable to other sections of this Agreement; provided, however, that any disclosure in the Disclosure Schedules will apply to and will be deemed to be disclosed for the purposes of this Agreement generally.  In the event that there is any inconsistency between this Agreement and matters disclosed in the Disclosure Schedules, information contained in the Disclosure Schedules will prevail and will be deemed to be the relevant disclosure.

Section 10.4         Publicity  Except as required by law or applicable regulation, including, but not limited to, the reporting and disclosure requirements under U.S. securities laws, and subject to the provisions of section 10.5, none of the parties will disclose or make public the terms or existence of this Agreement without the prior written consent of the other parties hereto.  Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as the parties mutually agree.  Notwithstanding this Section 10.4, a party may disclose the terms of this Agreement to a third party (the “Potential Buyer”) with whom it is in good faith negotiations for the proposed acquisition of Control of such party or of a portion of the business of such party by the Potential Buyer, provided that three (3) days’ prior written notice has been provided to the other parties hereto and provided further that such party and the Potential Buyer have entered into a binding written agreement pursuant to which the Potential Buyer is required to keep the terms of this Agreement confidential.

Section 10.5         SEC Filing  The parties acknowledge that the transactions contemplated by this Agreement will give rise to an obligation upon the Buyer to disclose the terms of this Agreement pursuant to federal securities laws.  Hardinge agrees that it will (i) solely with respect to the first filing of this Agreement with respect to federal securities laws, consult with the Seller prior to any such disclosure in order to allow the Seller to comment on the content and form of the proposed disclosure, provided however that the final form and content of any such proposed disclosure shall be within the sole discretion of the Buyer, (ii) use good faith efforts to seek and obtain protective or other confidentiality orders with respect to such of the terms of this Agreement as the Buyer in its sole discretion determines, (iii) except as required by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws, not disclose, prior to a written decision by the Securities and Exchange Commission (“SEC”) on any confidential information request made by the Buyer, any specific information that is the subject of such confidential information request, (iv) except as required by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws, commencing on the date of the SEC’s written decision on such confidential information request and ending on the expiration of the period for which the SEC grants any confidential treatment, not disclose any specific information in respect of which the SEC grants confidential treatment, and (v) promptly provide the Seller with a copy of all correspondence to and from the SEC concerning such confidential information request, including but not limited to copies of the confidential treatment itself and of the SEC’s written decision in respect thereof.

Section 10.6         Transfer Taxes; Bulk Sales or Transfer Laws.  The Buyer will pay all Taxes that are required to be paid in respect of any transfer, sales, use, recording, value-added or similar Taxes that may be imposed by reason of the sale, assignment, transfer and delivery of the Purchased Assets.  The Buyer will timely file all Tax Returns required to be filed in connection with the payment of such Taxes.  The Buyer waives compliance by the Seller with the provisions of any bulk sales laws that may be applicable to the transactions contemplated by this Agreement.

Section 10.7         Assignment; Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 10.8         Amendment; Waiver.  This Agreement may be amended by a written instrument executed and delivered by the Seller and the Buyer.  At any time prior to the Closing, the Parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other Party to this Agreement, and may waive any breach of the representations or warranties of such other Party.  No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.

Section 10.9         Severability; Specific Performance.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  Each Party acknowledges and agrees that the other Party may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms or otherwise is breached.  Accordingly, each Party agrees that the other Party may be entitled, subject to a determination by a court of competent jurisdiction, to injunctive relief to prevent any such failure of performance or breach and to enforce specifically this Agreement and any of the terms and provisions hereof.

Section 10.10       Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

Section 10.11       Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

Section 10.12       No Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person or entity other than the Parties hereto, their respective successors and permitted assigns and the Buyer Indemnified Parties and the Seller Indemnified Parties under Article IX.

Section 10.13       Entire Agreement.  This Agreement and the Ancillary Documents collectively constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

Section 10.14       Exhibits and Schedules.  The Exhibits and Disclosure Schedules attached to this Agreement are made a part of this Agreement as if set forth fully herein.

Section 10.15       Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OFNEW YORK, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

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IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the date first written above.

BPT IP LLC

By:	/s/ GORDON O’BRIEN
Name: Gordon O’Brien

HARDINGE, INC.

By:	/s/ J. PATRICK ERVIN
Name: J. Patrick Ervin
Title:President and CEO

Exhibit A

BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, made and delivered pursuant to that Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), by and between BPT-IP LLC, a Delaware limited liability company (the “Seller”), and Hardinge, Inc., a New York corporation (the “Buyer”).  Unless otherwise indicated, capitalized terms used and not defined herein will have the meanings ascribed to such terms in the Asset Purchase Agreement.

In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             The Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer, its successors and assigns, forever, and the Buyer hereby accepts, all right, title and interest in and to the Purchased Assets effective as of the date hereof.

2.             The Seller hereby covenants with the Buyer, and its successors and assigns, that the Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better selling, transferring, assigning, assuring, conveying and confirming unto the Buyer, its successors and assigns, all and singular, the Purchased Assets, as the Buyer and its successors and assigns shall reasonably request.

3.             The Buyer hereby covenants with the Seller, and its successors and assigns, that the Buyer and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better selling, transferring, assigning, assuring, conveying and confirming unto the Seller, its successors and assigns, all and singular, the Purchased Assets, as the Seller and its successors and assigns shall reasonably request.

4.             This Bill of Sale and Assignment and Assumption Agreement is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Asset Purchase Agreement, all of which are incorporated herein by reference and nothing contained herein shall be construed to limit, terminate or expand any terms and conditions contained in the Asset Purchase Agreement.

5.             Notwithstanding the foregoing, this Bill of Sale and Assignment and Assumption Agreement shall not constitute an assignment or attempted assignment of any agreement if the attempted assignment thereof, without the consent, approval or waiver of a third party or entity (including a governmental authority), would constitute a breach thereof or a violation of any law, rule or regulation.

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IN WITNESS WHEREOF, the undersigned parties have caused this Bill of Sale and Assignment and Assumption Agreement to be executed on this 3rd day of November, 2004.

BPT-IP LLC

By:	/s/ GORDON O’BRIEN
Name:	Gordon O’Brien
Its:

HARDINGE, INC.

By:	/s/ J. PATRICK ERVIN
Name:	J. Patrick Ervin
Its:	President and CEO

EXHIBIT B

ASSIGNMENT OF PATENTS

In connection with the consummation on the date hereof of the transactions contemplated in that Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), by and between BPT-IP LLC, a Delaware limited liability company (the “Assignor”), and HARDINGE, INC., a New York corporation (the “Assignee”), the Assignor has agreed to transfer all of its rights in and to all of the patents listed on Exhibit A attached hereto to the Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor does hereby sell, assign and transfer to the Assignee, and its successors and assigns, all right, title, and interest of the Assignor in, to, and under the patents listed on Schedule I (which is incorporated into and made a part of this Assignment of Patents), together with all rights to sue and recover for any past, present or future infringements, dilution, damage or injury (and including the right to take over and continue any and all existing suits) to any of the foregoing and collect profits or damages with respect to same, the same to be held and enjoyed hereinafter by the Assignee for its own use and for the use of its successor and assigns, to the full end of the term for which the Patent was granted, as fully and entirely as the same when have been held by Assignor had this Assignment not been made.

Assignor hereby covenants to execute and deliver to Assignee such additional assignments and instruments of transfer as Assignee may require to evidence Assignee’s ownership of the Patents or the conveyance of the Patents to Assignee.

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IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of this 3rd day of November, 2004.

BPT-IP LLC

By:	/s/ GORDON O’BRIEN
Name:	Gordon O’Brien
Its:

HARDINGE, INC.

By:	/s/ J. PATRICK ERVIN
Name:	J. Patrick Ervin
Its:	President and CEO

Schedule I

Patent	Application No.	Filing Date
5,672,145	Tool Carousel	09/30/97

Exhibit C

ASSIGNMENT OF TRADEMARKS

In connection with the consummation on the date hereof of the transactions contemplated in that Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), by and between BPT-IP LLC, a Delaware limited liability company (the “Assignor”), and HARDINGE, INC., a New York corporation (the “Assignee”) (the “Assignee”), the Assignor has agreed to transfer all of its rights in all of the trademarks listed on Exhibit A attached hereto to the Assignee (“Trademarks”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor does hereby assign, grant and transfer to the Assignee, and its successors and assigns, all right, title, and interest of the Assignor in, to, and under the Trademarks and trade names listed on Schedule I (which is incorporated into and made a part of this Assignment of Trademarks) together with all of the goodwill of the business symbolized by such Trademarks and trade names, together with all rights to sue and recover for any past, present or future infringements, dilution, damage or injury (and including the right to take over and continue any and all existing suits) to any of the foregoing and collect profits or damages with respect to any of the foregoing, the same to be held and enjoyed hereinafter by the Assignee for its own use and for the use of its successor and assigns.

Assignor hereby covenants to execute and deliver to Assignee such additional assignments and instruments of transfer as Assignee may require to evidence Assignee’s ownership of the Trademarks or the conveyance of the Trademarks to Assignee.

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IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of this 3rd day of November, 2004.

BPT-IP LLC

By:	/s/ GORDON O’BRIEN
Name:	Gordon O’Brien
Its:

HARDINGE, INC.

By:	/s/ J. PATRICK ERVIN
Name:	J. Patrick Ervin
Its:	President and CEO

Schedule I

International Trademarks:

Country	File No.	Trademark	App.No.	Filing Date	Reg. No.	Reg. Date
Australia	TM153-001	BRIDGEPORT	331,297	04/10/1979	5,331,297	09/19/1963
Canada	TM153-002	BRIDGEPORT	405,159	01/21/1977	243,145	04/15/1950

China	TM163A-010	BRIDGEPORT	950438940	11/05/1995	999,187	05/06/1997
China	TM163B-018	BRIDGEPORT	950138941	11/05/1995	1,005,858	05/13/1997
European Community	TM153-003	BRIDGEPORT	165836	04/01/1995	166835	10/23/1998
European Community	TM248-003	EZ-CAM	165934	04/01/1998	166934	09/11/1995
European Community	TM497-003	EZFEATUREMILL	167007	04/01/1995	167007	07/10/1998
European Community	TM498-003	EZPATH	156554	04/01/1998	165884	07/10/1995
European Community	TM516-005	POWERPATH	335249	07/30/1996	335349	07/30/1996
Hong Kong	TM163C-03	BRIDGEPORT	13516/95	10/24/1995	1999/07544	06/14/1999
Indonesia	TM153-059	BRIDGEPORT	—	05/21/1979	267294	—
Japan	TM163A-004	BRIDGEPORT	35,908/77	06/23/1977	1,741,752	01/23/1995
Japan	TM—	BRIDGEPORT	4-11-754	05/07/1992	4220636	12/11/1998
Japan	TM248B-004	BRIDGEPORT	4-110755	05/07/1992	4,031,341	07/15/1997
Korea, Republic of (Sou	TM153-005	BRIDGEPORT	—	—	70358	07/-/1980
Malaysia	TM153-103	BRIDGEPORT	M/52119	04/2-/1979	M/082119	04/24/1979
Mexico	TM153C-010	BRIDGEPORT	104,3-9	01/09/1991	495,081	01/0-/1991
Mexico	TM153D-010	BRIDGEPORT	104,370	01/09/1991	405,082	02/09/1992
Singapore	TM153-040	BRIDGEPORT	79,964	04/19/1979	T79/79964A	01/10/1979
Taiwan	TM153-008	BRIDGEPORT	(65)08153	08/17/1977	96,716	02/26/1978
United Kingdom	TM153C-019	BRIDGEPORT	2004487	10/31/1994	2004487	08/02/1998
United Kingdom	TM248-019	EZ-CAM	1,287,949	10/21/1986	B1287949	10/21/1986

U.S. Trademarks:

Trademark	Serial No.	Filing Date
BRIDGEPORT (and Design)	672,452	1/13/59
QUILL MASTER (and Design)	681,116	6/30/59
EZ-CAM	1,338,961	6/4/85
INTERACT	1,361,441	9/24/85
AIR-FLO	1,424,600	1/13/87
BRIDGEPORT	1,742,918	12/29/92
EZ-MILL	1,595,123	5/8/90
EZ PATH-II (and Design)	2,034,307	1/28/97
EZ-TURN	1,594,029	5/1/90
POWERPATH	2,086,548	8/5/97
TORQ-CUT TC	2,374,841	8/8/00

Unregistered Trademarks:

1.  DISCOVERY TORQ-CUT 22

2.

3.  EXPLORER

4.  EZPATH

5.  EZTRAK

Disclosure Schedules

These Disclosure Schedules (the “Schedules”), dated as of November 3, 2004, are being delivered by BPT IP LLC (“Seller”) to Hardinge, Inc., a New York Corporation (“Buyer”), in connection with that certain Asset Purchase Agreement by and between Seller and Buyer, dated as of the date hereof (the “Agreement”).  Unless the context otherwise requires, all capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

The Schedules are qualified in their entirety by reference to the specific provisions of the Agreement and are not intended to constitute, and will not be construed as constituting, additional representations and warranties of Seller.  The specific disclosures set forth in the Schedules have been organized to correspond to section references in the Agreement to which the disclosure may be most likely to relate, but such disclosure will apply to and will be deemed to be disclosed for purposes of the Agreement generally, and will be deemed to be exceptions to or modifications or qualifications of all of the representations and warranties contained in the Agreement to the extent reasonable.

1

Schedule 1.1

Knowledge Group

Gordon Jude O’Brien

Thomas L. Gregory

2

Schedule 2.2(a)(i)

Purchased Patents

Patent Number	Description	Issue Date

5,672,145	Tool Carousel	09/30/97

3

Schedule 2.2(a)(ii)

Purchased Trademarks

Purchased Trademarks:

1.  DISCOVERY TORQ-CUT 22

2.

3.  EXPLORER

4.  EZPATH

5. EZTRAK

Purchased Registered Trademarks:

Country	File No.	Trademark	App.No.	Filing Date	Reg. No.	Reg. Date

Australia	TM153-001	BRIDGEPORT	331,297	04/10/1979	5,331,297	09/19/1963
Canada	TM153-002	BRIDGEPORT	405,159	01/21/1977	243,145	04/15/1950

China	TM163A-010	BRIDGEPORT	950438940	11/05/1995	999,187	05/06/1997
China	TM163B-018	BRIDGEPORT	950138941	11/05/1995	1,005,858	05/13/1997
European Community	TM153-003	BRIDGEPORT	165836	04/01/1995	166835	10/23/1998
European Community	TM248-003	EZ-CAM	165934	04/01/1998	166934	09/11/1995
European Community	TM497-003	EZFEATUREMILL	167007	04/01/1995	167007	07/10/1998
European Community	TM498-003	EZPATH	156554	04/01/1998	165884	07/10/1995

European Community	TM516-005	POWERPATH	335249	07/30/1996	335349	07/30/1996
Hong Kong	TM163C-03	BRIDGEPORT	13516/95	10/24/1995	1999/07544	06/14/1999
Indonesia	TM153-059	BRIDGEPORT	—	05/21/1979	267294	—
Japan	TM163A-004	BRIDGEPORT	35,908/77	06/23/1977	1,741,752	01/23/1995
Japan	TM—	BRIDGEPORT	4-11-754	05/07/1992	4220636	12/11/1998
Japan	TM248B-004	BRIDGEPORT	4-110755	05/07/1992	4,031,341	07/15/1997
Korea, Republic of (Sou	TM153-005	BRIDGEPORT	—	—	70358	07/-/1980
Malaysia	TM153-103	BRIDGEPORT	M/52119	04/2-/1979	M/082119	04/24/1979
Mexico	TM153C-010	BRIDGEPORT	104,3-9	01/09/1991	495,081	01/0-/1991
Mexico	TM153D-010	BRIDGEPORT	104,370	01/09/1991	405,082	02/09/1992
Singapore	TM153-040	BRIDGEPORT	79,964	04/19/1979	T79/79964A	01/10/1979
Taiwan	TM153-008	BRIDGEPORT	(65)08153	08/17/1977	96,716	02/26/1978
United Kingdom	TM153C-019	BRIDGEPORT	2004487	10/31/1994	2004487	08/02/1998
United Kingdom	TM248-019	EZ-CAM	1,287,949	10/21/1986	B1287949	10/21/1986

4

USA

BRIDGEPORT (and Design)	672,452	1/13/59
QUILL MASTER (and Design)	681,116	6/30/59
EZ-CAM	1,338,961	6/4/85
INTERACT	1,361,441	9/24/85
AIR-FLO	1,424,600	1/13/87
BRIDGEPORT	1,742,918	12/29/92
EZ-MILL	1,595,123	5/8/90
EZ PATH-II (and Design)	2,034,307	1/28/97
EZ-TURN	1,594,029	5/1/90
POWERPATH	2,086,548	8/5/97
TORQ-CUT TC	2,374,841	8/8/00

5

Schedule 2.2(a)(iii)

Purchased Copyrights

Title	Reg. No.	Reg. Date

Series I CNC, Machining Center	TX-954-329	4/2/82

Series I CNC: BridgeportSeries I CNC Mill	TX-954-328	4/2/82

O-C 14A	TX-954-327	4/2/82

Series II CNC	TX-954-326	4/2/82

Series I MDI	TX-954-325	4/2/82

E-Z CAM	TX-954-324	4/2/82

R2D3	TX-954-323	4/2/82

Bridgeport Attachments And Accessories For Standard Vertical Milling Machines	TX-954-322	4/2/82

Bridgeport Winners, E-Z CAM/CNC: Two Powerful Tools For One Low Price	TX-954-321	4/2/82

Top Shops: 1: For And About Shops That Are Tops In Their Field	TX-954-320	4/2/82

America Invades America	TX-954-319	4/2/82

The Bridgeport Standard Machines	TX-954-317	4/2/82

American Classics At Import Prices	TX-954-316	4/2/82

Choice Cut	TX-954-314	4/2/82

Make Your Used Bridgeport Work Like New	TX-882-049	4/2/82

Supplemental Mass Storage Boosts CNC Productivity	TX-882-048	4/2/82

Add DNC Power to Your CNC Bridgeports	TX-882-047	4/2/82

Buy From Bridgeport Direct, 1-800-243-4292	TX-864-141	2/24/82

Why Bridgeport Has Decided To Sell To You Direct	TX-864-140	2/24/82

An American Classic At A Foreign Price	TX-864-139	2/24/82

The Bridgeport CNC’s	TX-864-138	2/24/82

Get The Point	TX-864-137	2/24/82

6

Think Sharp	TX-864-136	2/24/82

There’s More to Bridgeport Than Meets The Eye	TX-864-135	2/24/82

The Bridgeport CNC’s	TX-823-895	12/24/81

The Real World	TX-823-894	12/24/81

The Easy Life	TX-823-893	12/24/81

Life Rolls On	TX-823-92	12/24/81

The Bridgeport CNC’s	TX-793-474	10/30/81

Don’t Buy A Cheap CNC (Buy A Bridgeport CNC Cheaper)	TX-793-473	10/30/81

Life line	TX-811-219	11/16/81

Introducing the automatic Bridgeport	TX-811-217	11/16/81

7

Schedule 2.2(b)

Purchased Contracts

1. Agreement between the Company and Strathclyde Machine Tools, a company organised under the laws of Australia, dated 2 September, 2004.

8

Schedule 2.3

Excluded Assets

1. All Seller’s right, title and interest in the Alliance Agreement between Seller and Buyer dated as of the date hereof;

2. All Seller’s cash and cash equivalents on hand and in banks and other financial institutions;

3. Insurance policies and payments related thereto;

4. All accounts receivable owing to the Seller, including but not limited to those (a) arising in respect of royalty payments pursuant to an alliance agreement between the Seller, the Buyer and BML dated October 29, 2002 (the “Original Alliance Agreement”), and (b) owing from BML and all other Affiliates of the Seller;

5. All Seller’s right, title and interest under the Termination Agreement dated as of the date hereof in respect of the Original Alliance Agreement.

9

Schedule 4.3

Noncontravention; Consents

None

10

Schedule 4.5

Intellectual Property

Schedule 4.5(a)

Registrations for the following U.S. trade marks have been cancelled.  BPT transfers to Hardinge whatever rights it may have in these marks on the basis that these trade marks are excluded from the representations and warranties that BPT gives at sections 4.5(a) and 4.5(d) of the Agreement:

1.  DISCOVERY TORQ-CUT 22

2.

3.  EXPLORER

4.  EZPATH

5. EZTRAK

Schedule 4.5(b)

None

Schedule 4.5(c)

None

11

Schedule 4.6

Litigation

None

12

Schedule 4.7

Legal Compliance

None

13

Schedule 4.9

Broker’s Fees

None

14

Schedule 4.11

Title

None

15